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                                                                   Exhibit 24.1

                                POWER OF ATTORNEY

      We, the undersigned directors and/or officers of Codon Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby severally constitute and appoint Dr. William A. Ryan, Jr. and Mr. Theodore D. Pennington, and each of them singly, with full power of substitution and resubstitution, our true and lawful attorneys, and each of them singly, with full power to him to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments) and any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorney or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

      This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Power of Attorney.

      WITNESS our hands on this th day of October, 1996.

/s/ Stephen Turner                        /s/ William A. Ryan
-------------------------------           --------------------------------
Stephen Turner                            William A. Ryan, Jr., M.D.
Chairman of the Board of Directors        President, Chief Executive Officer
                                          and Director


/s/ Theodore D. Pennington
-------------------------------
Theodore D. Pennington
Chief Financial Officer, Vice
President, Finance and Administration,
Treasurer and Secretary

/s/ John Pappajohn                        /s/ Julius A. Vida
-------------------------------           -------------------------------
John Pappajohn                            Julius A. Vida, Ph.D., M.B.A.
Director                                  Director


/s/ Sandy B. Primrose
-------------------------------
Sandy B. Primrose, Ph.D.
Director